UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2022

Midwest Holding Inc.

(Exact name of registrant as specified in its charter)

delaware	001-39812	20-0362426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2900 South 70th Street, Suite 400

Lincoln, Nebraska 68506

(Address of principal executive offices) (Zip Code)

(402) 489-8266

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Voting Common Stock, $0.001 par value	MDWT	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2022, the Company appointed Daniel S. Maloney as its Principal Accounting Officer (“PAO”). As previously reported, Debra Havranek retired as our previous PAO on June 30, 2022. Mr. Maloney began his employment with the Company on May 23, 2022, in the position of Executive Vice President of Accounting and Finance.

Mr. Maloney’s employment is at-will and not subject to an employment agreement. Mr. Maloney’s initial annual base salary is $225,000 and he is eligible for an annual discretionary targeted bonus of 50% of his base salary with a prorated guaranteed bonus of $10,000 (payable in December 2022) and $65,625 (payable in March 2023) for the 2022 performance year.

In connection with his employment, Mr. Maloney was granted a stock option for 10,000 shares of the Company’s voting common stock with an exercise price of $11.20 which was the fair market value as of the date of grant. The option vests in equal installments on the second and fourth anniversaries of the start date of his employment and is subject to his continuous employment with the Company and expires 10 years from the date of grant.

Mr. Maloney also receives other benefits as are customarily provided to similarly situated employees of the Company, including paid vacation, coverage under the Company’s medical, life, disability and other insurance plans, and reimbursement for all reasonable business expenses in accordance with the Company’s expense reimbursement policy. Mr. Maloney also received $17,500 in connection with his relocation and moving expenses.

Immediately prior to joining the Company, Mr. Maloney was Head of Accounting at Players Health, Inc., Minneapolis, Minnesota, an organization providing safety and insurance services and products to athletes. From 2021 through part of 2022, Mr. Maloney was Controller for AM Re Syndicate, Inc., Dallas, Texas, a reinsurance provider for cyber, marine, transportation and general liability programs. From 2015 into 2021, Mr. Maloney was Vice President, Controller for American Fidelity Assurance Company, Oklahoma City, Oklahoma, a company that provided supplemental health insurance benefits and financial services. Prior to this, Mr. Maloney held various accounting positions in the insurance industry and also worked for a public accounting firm, starting as a Staff Accountant and finishing as an Audit Manager. Mr. Maloney is a Certified Public Accountant and earned a B.S. in Business (Major in Accounting) from Eastern Illinois University and an MBA from the University of Illinois.

Item 9.01         Financial Statements and Exhibits.

(c) The following exhibits are filed as a part of this Report:

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 8, 2022.

MIDWEST HOLDING INC.

By:	/s/ Georgette C. Nicholas
Name:	Georgette C. Nicholas
Title:	Chief Executive Officer

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